Exhibit 10.18

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE, dated as of the 18 day of August 2017 (this “Agreement”), made by and between TRINITY HUDSON HOLDINGS, LLC, a Delaware limited liability company, having its office at 120 Broadway, 38th Floor, New York, New York 10271 (“Landlord”), and SQUARESPACE, INC., a Delaware corporation, having an address at 225 Varick Street, 12th Floor, New York, New York 10014 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are the parties to an Agreement of Lease dated as of September 19, 2014 (the “Original Lease”), which Original Lease has been amended by (i) a letter from Tenant to Landlord, dated March 24, 2015 (the “Terrace Elevator Work Letter”), and (ii) a Commencement Date Agreement, dated as of April 23, 2015 (the “Commencement Date Agreement”; the Original Lease, as amended by the Terrace Elevator Work Letter and the Commencement Date Agreement, collectively, the “Lease”), whereby Landlord leases to Tenant a portion of the rentable area of the ground floor, and the entire rentable area of each of the tenth (10th), eleventh (11th) and twelfth (12th) floors (as more particularly set forth in the Lease, the “Original Premises”) of the building known as 225 Varick Street, New York, New York (the “Building”) for a term expiring on October 31, 2030; and

WHEREAS, Landlord and Tenant desire to amend the Lease to add certain additional premises to the premises demised under the Lease and to otherwise amend the provisions of the Lease, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1.            Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.            Additional Premises; Additional Basement Premises.

(a)            (i)         The entire rentable area of the fifth (5th) floor of the Building, which the parties conclusively agree shall be deemed to contain 31,640 rentable square feet, as more particularly shown hatched on the plan annexed hereto as Schedule A-1 (the “Fifth Floor Additional Premises”) and a portion of the rentable area of the sixth (6th) floor of the Building, which the parties conclusively agree shall be deemed to contain 18,065 rentable square feet, as more particularly shown hatched on the plan annexed hereto as Schedule A-2 (the “Sixth Floor Additional Premises”; the Fifth Floor Additional Premises and the Sixth Floor Additional Premises, collectively, the “Additional Premises”), is hereby added to and shall be considered a part of the Premises demised under the Lease, commencing on the date (the “Additional Premises Commencement Date”) on which Landlord’s Additional Premises Work (as hereinafter defined) is Substantially Complete and expiring on the Expiration Date (i.e., concurrently with the Lease for the balance of the Premises). Landlord and Tenant agree that the Additional Premises shall be deemed to contain an aggregate of 49,705 rentable square feet. Landlord shall deliver vacant, broom-clean possession of the Additional Premises to Tenant on the Additional Premises Commencement Date, with (i) Landlord’s Additional Premises Work Substantially Complete, and (ii) the Building Systems that service the Additional Premises being in good working order; it being understood that (x) except for Landlord’s Additional Premises Work, Landlord shall not be obligated to perform any work to prepare the Additional Premises for Tenant’s initial occupancy thereof, and (y) except as set forth herein, Landlord makes no representations, warranties or promises with respect to the Additional Premises. The foregoing is not intended to relieve Landlord from its ongoing maintenance and repair obligations set forth in the Lease. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Additional Premises upon and subject to all of the terms and conditions of the Lease applicable to the Original Premises, except as otherwise expressly set forth herein, and all references in the Lease to the Premises shall, from and after the Additional Premises Commencement Date, be deemed to refer to both the Original Premises and the Additional Premises, except as otherwise expressly set forth herein.

(ii)           A portion of the usable area of the basement level of the Building, which the parties conclusively agree, without representation or warranty, shall be deemed to contain 4,026 usable square feet, as more particularly shown hatched on the plan annexed hereto as Schedule A-3 (the “Additional Basement Premises”), is hereby added to and shall be considered a part of the Premises demised under the Lease, commencing on the date (the “Additional Basement Premises Commencement Date”) on which Landlord’s Additional Premises Work is Substantially Complete with respect to the Additional Basement Premises and expiring on the Expiration Date (i.e., concurrently with the Lease for the balance of the Premises). The Additional Basement Premises shall be added to the Premises (including, without limitation, the Original Premises and the Additional Premises) upon and subject to the same terms and conditions of this Lease as are applicable to the balance of the Premises (including, without limitation, Articles 12 and 33 of the Lease and the provision of all Building services that Landlord is obligated to provide to the Original Premises and the Additional Premises), except as otherwise expressly set forth in this Agreement, including the following provisions of this Section 2(a)(ii):

(A)            Landlord shall deliver vacant, broom-clean and legally demised possession of the Additional Basement Premises to Tenant on the Additional Basement Premises Commencement Date with (i) Landlord’s Additional Premises Work applicable to the Additional Basement Premises Substantially Complete, and (ii) the Building Systems that service the Additional Basement Premises being in good working order; it being understood that (x) except for those aspects of Landlord’s Additional Premises Work applicable to the Additional Basement Premises, Landlord shall not be obligated to perform any work to prepare the Additional Basement Premises for Tenant’s initial occupancy thereof, (y) Tenant shall connect Tenant’s AC System to the Additional Basement Premises to provide air-conditioning service to the Additional Basement Premises, subject to and in accordance with the terms and conditions of Article 6 of the Lease (the “HVAC Work”), and (z) except as set forth herein, Landlord makes no representations, warranties or promises with respect to the Additional Basement Premises. The foregoing is not intended to relieve Landlord from its ongoing maintenance and repair obligations set forth in the Lease. Tenant shall, subject to the terms hereof, be entitled to an allowance in the amount of $200,000.00 (the “HVAC Work Allowance”), which shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.7 of the Original Lease, provided that all references therein to (1) the “Restroom Alterations” shall be deemed to refer to the “HVAC Work”, (II) the “Restroom Allowance” shall be deemed to refer to the “HVAC Work Allowance” and (III) the “Commencement Date” shall be deemed to refer to the “Additional Basement Premises Commencement Date”.

(B)            Intentionally omitted.

(C)            Tenant shall not assign its rights with respect to the Additional Basement Premises or sublease the same or allow the same to be used by others without the prior written consent of Landlord, which consent (i) may be granted or withheld in Landlord’s sole discretion if such transfer or permission to use is with respect to the Additional Basement Premises only, or (ii) shall not be unreasonably withheld, conditioned or delayed by Landlord in accordance with Section 15.4 of the Lease, in the case of any assignment, sublease or other transfer of Tenant’s interest or right to use the Additional Basement Premises is in conjunction with a transaction including all or a portion of any of the Original Premises or Additional Premises.

(D)            In addition to the Permitted Use as set forth in the Original Lease, Tenant shall be permitted to use the Additional Basement Premises for video/recording booth(s), photography studio(s) and/or storage space; it being agreed that Landlord shall file for any change of use required with respect to the Certificate of Occupancy in order to permit such use of the Additional Basement Premises promptly after Tenant shall have prepared and submitted to Landlord the design drawings for the Additional Basement Premises and all accompanying forms required in connection with such change in use application. Landlord shall promptly execute any such forms required to facilitate the change in use application and diligently pursue the process to completion. Notwithstanding anything to the contrary set forth herein, Landlord and Tenant acknowledge that obtaining a change of use for the Additional Basement Premises on the Certificate of Occupancy shall not be a condition precedent to the occurrence of the Additional Basement Premises Commencement Date.

(iii)          The “Additional Premises Rent Commencement Date” shall mean the date that is twelve (12) months after the Additional Premises Commencement Date, and the “Additional Basement Premises Rent Commencement Date” shall mean the date that is twelve (12) months after the Additional Basement Premises Commencement Date.

(iv)          Following the Additional Premises Commencement Date and the Additional Basement Premises Commencement Date, either party shall, within five (5) days after the other party’s request, execute an agreement substantially in the form of Schedule E annexed to the Original Lease memorializing the Additional Premises Commencement Date, the Additional Basement Premises Commencement Date, the Additional Premises Rent Commencement Date and the Additional Basement Premises Rent Commencement Date; provided, however, that the failure of the parties to so prepare and/or execute such agreement shall not negate the establishment of such dates as reasonably determined by Landlord in accordance with the terms of this Section 2(a).

(b)           (i)             Landlord, at its expense and in compliance with all applicable Requirements, shall diligently perform the following work in the Additional Premises, and to the extent applicable, in the Additional Basement Premises (“Landlord’s Additional Premises Work”), prior to delivery of the Additional Premises and/or the Additional Basement Premises to Tenant and the occurrence of the Additional Premises Commencement Date and/or the Additional Basement Premises Commencement Date, as applicable:

(A)            demolish all leasehold improvements in the interior of the Additional Premises and the Additional Basement Premises back to the core walls, including the toilets in the core restrooms in the Fifth Floor Additional Premises, and deliver the Additional Premises and the Additional Basement Premises legally demised in vacant and broom-clean condition;

(B)            deliver a Form ACP-5 with respect to the demolished Additional Premises and Additional Basement Premises;

(C)            deliver any existing perimeter radiators serving the Additional Premises and the Additional Basement Premises in good working order with Danfoss control valves with control handles, or, at Tenant’s option, demolish and remove the existing perimeter radiators and all associated plumbing (it being agreed that if Tenant shall desire to have the existing perimeter radiators and associated plumbing demolished, Tenant shall provide notice of such requirement to Landlord within fifteen (15) days after the date of this Agreement, with time being of the essence);

(D)            flash patch columns, walls and ceilings, as necessary, and remove the topping slab and grind the slab to flat in the Fifth Floor Additional Premises (it being agreed that Tenant shall be responsible for polishing and sealing the slabs of the Additional Premises and the Additional Basement Premises); and

(E)             replace the existing steam riser expansion pipe loops, where applicable, with new inline expansion joints (i.e., a bellow, x-flex, slip and/or universal-type expansion joint).

(ii)           Landlord will give Tenant written notice at least ten (10) Business Days in advance of the date when Landlord expects Landlord’s Additional Premises Work to be Substantially Completed with respect to each of the Additional Premises and Additional Basement Premises, but, Landlord shall not incur any liability whatsoever to Tenant in the event Landlord’s Additional Premises Work is not Substantially Completed by any such date.

(iii)          Notwithstanding the foregoing or anything contained herein to the contrary, Landlord shall endeavor to cause Substantial Completion of Landlord’s Additional Premises Work to occur on or prior to October 31, 2017 (such date, subject to day-for-day extension due to Unavoidable Delays and delays caused by Tenant or Persons Within Tenant’s Control, the “Target Date”), and provided that no Event of Default shall have occurred and then be continuing, if Landlord shall not have achieved Substantial Completion of Landlord’s Additional Premises Work within thirty (30) days after the Target Date (such date, subject to day-for-day extension due to Unavoidable Delays and delays caused by Tenant or Persons Within Tenant’s Control, the “Outside Target Date”), Tenant shall be entitled, as Tenant’s sole and exclusive remedy by reason of such delay, to a credit against Fixed Rent commencing on the Additional Premises Rent Commencement Date in the amount of $9,664.83 for each day after the Outside Target Date that the Commencement Date fails to occur.

(c)            For the purposes of this Agreement, “Substantially Completed” or “Substantial Completion” or “Substantially Complete” shall have the meaning ascribed to such terms as set forth in the Original Lease except that all references therein to: (i) “Landlord’s Pre-Delivery Work” shall mean “Landlord’s Additional Premises Work,” and (ii) “Landlord’s Post-Delivery Work” shall mean “AP Post-Commencement Work.” For the avoidance of doubt, all the provisions set forth in the definition of “Substantially Completed” or “Substantial Completion” or “Substantially Complete” set forth in the Original Lease shall apply to Landlord’s Additional Premises Work and AP Post Commencement Work, including, without limitation, the conduct of a walk-through and Landlord’s obligation with respect to completing all Punchlist Items respecting Landlord’s Additional Premises Work and AP Post-Delivery Work.

(d)           (i)             Following the Additional Premises Commencement Date (or, with respect to the Additional Basement Premises, the Additional Basement Premises Commencement Date), Landlord, at its expense and in compliance with all applicable Requirements, shall diligently perform the following work in the Additional Premises or the Additional Basement Premises, as applicable (the “AP Post-Commencement Work”):

(A)            Fireproof and firestop the Additional Premises and/or Additional Basement Premises, as necessary;

(B)            Ensure that all exterior windows in the Additional Premises are placed in good working order and are of consistent style and condition;

(C)            Stub all Building Systems to the core of the fifth (5th) floor, the sixth (6th) floor and the basement level of the Building in good working order (it being agreed that Tenant shall connect such Building Systems and services to the Additional Premises and Additional Basement Premises, as applicable);

(D)            Furnish a demand electrical load of six (6) watts per usable square foot of the Additional Premises and Additional Basement Premises exclusive of the electricity to operate the Building Systems, the Exclusive Elevators (including the Additional Exclusive Elevator, Tenant’s AC System, Tenant’s Communications Equipment and Tenant’s Generator, if any), but inclusive of the electricity utilized by any Supplemental AC Systems serving the Additional Premises and the Additional Basement Premises (the “Basic Capacity”). For purposes hereof the Additional Premises and the Additional Basement Premises shall be deemed to contain 38,702 useable square feet in the aggregate;

(E)             Furnish subpanels for the connection of the Additional Premises and the Additional Basement Premises to the Building’s Class E System;

(F)             Pin and sheetrock over the existing Building passenger elevator cab openings in the Fifth Floor Additional Premises and program the Building passenger elevators so that they will no longer stop on the fifth (5th) floor of the Building (it being agreed that if Tenant shall lease one or more additional full floors of the Building, Tenant shall have the right, at Tenant’s option and at Tenant’s expense, to unpin the Building passenger elevators on all floors leased by Tenant);

(G)             Perform maintenance to and modernize that Building freight elevator (the “Freight Elevator Modernization”) shown as Car #4 on Schedule F (the “Building Freight Elevator”); it being agreed that such Building Freight Elevator shall not be part of the Premises and shall not be for Tenant’s exclusive use);

(H)            At Tenant’s option, to be exercised by delivering notice thereof to Landlord within fifteen (15) Business Days after the later to occur of (x) the date of this Agreement and (y) the date on which Landlord provides Tenant’s cost for such work together with copies of the bidding documents of each of the general contractors submitting a bid to perform the work set forth in this Section 2(d)(H), including a breakdown of all trades and itemized costs per trade, create rear stops on the Building Freight Elevator on the fifth (5th) and sixth (6th) floors of the Building and furnish and install elevator call buttons in connection therewith, and pin and sheetrock over the existing front stops on the Building Freight Elevator on such floors (it being agreed that Tenant shall reimburse Landlord for the actual out-of-pocket cost of such work within thirty (30) days after demand, accompanied by reasonable supporting documentation); and

(I)              Slab over any openings between the floors of the Additional Premises and any vertically contiguous space leased to other tenants.

(ii)           For the avoidance of doubt, the AP Post-Commencement Work shall not be required to be Substantially Completed as a condition to the occurrence of the Additional Premises Commencement Date or the Additional Basement Premises Commencement Date. Landlord shall perform the AP Post-Commencement Work diligently, and Landlord and Tenant shall take commercially reasonable steps to coordinate the performance of the AP Post-Commencement Work by Landlord and the performance of the Additional Premises Initial Improvements (as hereinafter defined) by Tenant so that neither is delayed in the completion of its work. Tenant shall provide Landlord access to the Additional Premises and the Additional Basement Premises as necessary to perform the AP Post-Commencement Work without the same constituting a constructive eviction and without any abatement of Rental. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to perform the AP Post-Commencement Work in a manner so as not to delay Tenant in the completion of the Additional Premises Initial Improvements or in the occupancy of the Additional Premises or the Additional Basement Premises for the conduct of Tenant’s business.

(iii)          All references in the Lease to Landlord’s Work, the Initial Alterations, the Tenant Improvement Allowance, the Storefront Alterations, the Restroom Alterations and Tenant’s AC System Alterations shall be deemed applicable only to the Original Premises.

(iv)          With respect to the Additional Premises Initial Improvements, the Additional Restroom Alterations (as hereinafter defined) and the Additional Tenant’s AC System Alterations (as hereinafter defined), Landlord hereby approves the contractors and subcontractors listed on Schedule H annexed hereto. Additionally, Tenant shall have the right to continue to use Securitas as Tenant’s private security vendor.

(v)           Notwithstanding anything to the contrary set forth herein, Landlord shall enter into a contract with an architect for the design of the Elevator Conversion (as hereinafter defined) (the “Design Contract”) and notify Tenant thereof (which notice may be given via email) within one (1) Business Day after the execution and delivery of this Agreement by the a parties hereto (the “Contract Deadline”), and if Landlord shall fail to do so, then provided further that no Event of Default shall have occurred and then be continuing, Tenant shall be entitled, as Tenant’s sole and exclusive remedy by reason of such delay (subject to Tenant’s rights under Section 2(d)(vi) below), to a credit against Rental the amount of $1,000.00 per day for each day after the Contract Deadline on which Landlord shall continue to fail to enter into the Design Contract and notify Tenant thereof.

(vi)          Landlord shall use commercially reasonable efforts to Substantially Complete the Elevator Conversion on or prior to the date targeted for the completion of such work on Schedule G annexed hereto (the “Conversion Target Date”). Notwithstanding anything to the contrary contained herein, if Landlord fails to Substantially Complete the Elevator Conversion by the date that is one hundred (100) days following the Conversion Target Date (such date, subject to a one-half (½) day-for-day extension due to Unavoidable Delays and a day-for-day extension for delays caused by Persons Within Tenant’s Control, the “Outside Elevator Conversion Date”), then provided that no Event of Default shall have occurred and then be continuing, Tenant shall receive, as Tenant’s sole and exclusive remedy by reason of such delay (subject to the last sentence of this Section), a credit against Rental in the amount of (x) $690.35 per day for each day after the Outside Elevator Conversion Date that Substantial Completion of the Elevator Conversion fails to occur. In addition to the foregoing credit against Rental, if Substantial Completion of the Elevator Conversion fails to occur by the date that is sixty (60) days following the Conversion Target Date, Landlord shall, at its sole cost and expense, expend up to the amount of $100,000.00 on so-called overtime and premium pay labor to expedite such Substantial Completion and shall diligently pursue the same.

(e)            (i)            Concurrently with the performance of Landlord’s Additional Premises Work, Landlord shall, at its expense, and in compliance with all applicable Requirements: (v) furnish and install elevator doors for the existing Exclusive Elevators in the Additional Premises on the fifth (5th) and sixth (6th) floors of the Building; and (w) re-demise the freight elevator lobby and a portion of the common corridor on the sixth (6th) floor of the Building in order to provide secure access to the Exclusive Elevators (including the Additional Exclusive Elevator), as more particularly shown on Schedule E annexed hereto. Per the attached Schedule G (“Elevator Construction Timeline”), Landlord shall, at its expense (subject to Section 2(e)(ii) below) and in compliance with all applicable Requirements, (x) perform Freight Elevator Modernization to Building Freight Elevator; (y) convert the freight elevator shown as Car #3 on Schedule F into a passenger elevator for Tenant’s exclusive use with a cab ready to receive Tenant’s finishes (the “Additional Exclusive Elevator”), including obtaining all Buildings Department permits, sign-offs and inspections and installing an electrical submeter to measure use of electricity by the Additional Exclusive Elevator (collectively, the “Elevator Conversion”); and (z) re-demise Tenant’s lobby in order to provide secure access to the Exclusive Elevators (including the Additional Exclusive Elevator), as more particularly shown on Schedule E annexed hereto, which as re-demised shall constitute part of the Premises on the ground floor. In connection with such re-demise of the freight elevator lobby and portion of the common corridor on the sixth (6th) floor of the Building, Landlord shall provide Tenant with a credit against Fixed Rent in the amount of $15,000.00, and Tenant shall provide finishes in such freight elevator lobby and portion of the common corridor consistent with the balance of the common corridor on the sixth (6th) floor of the Building. Tenant shall also have the right, at Tenant’s expense, to perform cosmetic upgrades to the common corridor on the sixth (6th) floor of the Building, including, by way of example only, and without limitation, painting, flooring and lighting upgrades, subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, all interior finishes in the Additional Exclusive Elevator cab shall be furnished and installed at Tenant’s cost and expense.

(ii)           Landlord shall cause the Elevator Conversion to be performed at Landlord’s expense, provided that Landlord’s expense in connection therewith shall not exceed the sum of (x) $500,000.00 and (y) 50% of the amount by which the cost of the Elevator Conversion exceeds $500,000.00, provided further that Landlord’s maximum contribution to the costs and expenses of the Elevator Conversion shall not exceed $550,000.00 (“Landlord’s Maximum Elevator Contribution”). Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after written demand, accompanied by reasonable supporting documentation, those costs and expenses of the Elevator Conversion in excess of Landlord’s Maximum Elevator Contribution, provided that in no event shall Tenant be required to make such payment prior to the completion of the Elevator Conversion. Landlord covenants and agrees that the Elevator Conversion shall be performed during Operating Hours, except to the extent that such work (or components thereof, including, without limitation, core drilling) will interfere with or interrupt the operation and maintenance of the Building, or interfere with or interrupt the use and occupancy of the Building by other tenants in the Building, in which event such work shall be performed outside Operating Hours at such times as Landlord shall reasonably determine.

(iii)          Landlord shall bid the Elevator Conversion work to at least three (3) qualified and reputable contractors, and Tenant shall have the right to reasonably participate in the preparation and awarding of such bid, with the same being awarded based upon price, contractor quality and reputation, and ability to perform on time and on budget. Tenant shall have the right to attend all project meetings with respect to the Elevator Conversion, and the Elevator Conversion contractor shall reasonably coordinate with Tenant and its contractors with respect to the installation of hall call buttons and lanterns to match the existing specifications for Tenant’s elevator lobbies on full floors of the Premises. Tenant’s general contractor shall install all architectural components of the elevator lobbies on any full floor occupied by Tenant (including elevator reveals, surrounds, and door finishes), at Tenant’s expense. Notwithstanding anything to the contrary set forth herein, Landlord shall have the right to bid the Elevator Conversion work together with the Freight Elevator Modernization work.

(iv)          In coordination with Tenant (including scheduling thereof), Landlord shall, at its sole cost and expense, continuously and diligently, make all repairs to the existing Exclusive Elevators (including all latent defects remaining from the original conversion by Landlord of the Exclusive Elevators from freight elevators to passenger elevators) that are necessary to improve the performance thereof to industry standards. Landlord and Tenant shall reasonably cooperate to schedule and perform the tie-in of the Additional Exclusive Elevator to Tenant’s existing controls for the Exclusive Elevators, using the same control hardware and software, and integrating the same with Tenant’s operator panel at the lobby reception desk.

(f)            Concurrently with the AP Post-Commencement Work, Landlord shall, in compliance with all applicable Laws, (i) install a rear door access on the 12th floor on Car #4 to allow for access to the roof without entering the Premises and obtain all Buildings Department permits and sign-offs therefor (collectively, the “Roof Access Work”) at the shared expense of Landlord and Tenant, and (ii) pursuant to the plans set forth on Schedule I annexed hereto install a code-compliant security door to separate such access from the twelfth (12th) floor restroom corridor at Landlord’s sole cost and expense. Notwithstanding the foregoing, prior to performing the Roof Access Work, Landlord shall first, in consultation with Tenant regarding scheduling, construct a demising wall and access door separating such access area from the twelfth (12th) floor restroom corridor. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after written demand, accompanied by reasonable supporting documentation, fifty percent (50%) of the costs and expenses of the Roof Access Work, provided, however, that Tenant’s share of such costs shall not exceed $18,000.00, and in no event shall Tenant be required to make payment prior to the completion of the Roof Access Work. Landlord covenants and agrees that the Roof Access Work shall be performed during Operating Hours, except to the extent that such work (or components thereof, including, without limitation, core drilling) will interfere with or interrupt the operation and maintenance of the Building, or interfere with or interrupt the use and occupancy of the Building by Tenant or other tenants in the Building, in which event such work shall be performed outside Operating Hours at such times as Landlord shall reasonably determine.

3.            Additional Premises Improvement Allowance. In consideration of Tenant’s acceptance of the Additional Premises and the Additional Basement Premises in its “as is” condition (except for Landlord’s Additional Premises Work and the AP Post-Commencement Work as expressly set forth in this Agreement), and Tenant’s agreement to perform leasehold improvements to prepare the Additional Premises and the Additional Basement Premises for Tenant’s initial occupancy (the “Additional Premises Initial Improvements”), Tenant shall be entitled to an allowance in the amount of $3,878,850.00 (the “Additional Premises Improvement Allowance”), which shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.5 of the Original Lease, provided that (a) all references therein to (i) the “Premises” shall be deemed to refer to the “Additional Premises and the Additional Basement Premises”, (ii) the “Initial Alterations” shall be deemed to refer to the “Additional Premises Initial Improvements”, (iii) the “Tenant Improvement Allowance” shall be deemed to refer to the “Additional Premises Improvement Allowance” and (iv) the “Commencement Date” shall be deemed to refer to the “Additional Premises Commencement Date” or the “Additional Basement Premises Commencement Date” as applicable; (b) the reference in Section 6.5(B)(ii) to “the entire rentable areas of the 10th, 11th and 12th floors” shall be deemed to refer to “the entire Additional Premises and Additional Basement Premises”; and (c) Section 6.5(F) shall be amended by deleting the phrase “the Storefront Allowance, the Restroom Allowance and Tenant’s AC System Allowance” and replacing the same with “the Additional Restroom Allowance and the Additional Tenant’s AC System Allowance”. The Additional Premises Initial Improvements shall be subject to all of the terms and conditions of Article 6 of the Original Lease, including without limitation, Landlord’s approval of the plans and specifications therefor. Landlord acknowledges and agrees that, subject to compliance with such terms and conditions, Tenant shall have the right, as part of the Additional Premises Initial Improvements, to connect the vertically contiguous floors of the Additional Premises, provided that any internal stairwell or slab opening shall constitute Specialty Alterations under the Lease.

4.            Additional Restroom Allowance. In addition to the Additional Premises Improvement Allowance and the HVAC Work Allowance, in consideration of Tenant’s agreement to perform Alterations to (x) upgrade the core men’s and women’s restrooms in the Fifth Floor Additional Premises and on the south side of the sixth (6th) floor of the Building to place the same in first-class condition and in compliance with all applicable Laws, including, without limitation, the ADA, and (y) make cosmetic upgrades to the existing core restrooms on the north side of the sixth (6th) floor (collectively, the “Additional Restroom Alterations”), Tenant shall, subject to the terms hereof, be entitled to an allowance in the amount of $632,000.00 (the “Additional Restroom Allowance”), which shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.7 of the Original Lease, provided that all references therein to (i) the “Restroom Alterations” shall be deemed to refer to the “Additional Restroom Alterations”, (ii) the “Restroom Allowance” shall be deemed to refer to the “Additional Restroom Allowance” and (iii) the “Commencement Date” shall be deemed to refer to the “Additional Premises Commencement Date”. The Additional Restroom Alterations shall be subject to all of the terms and conditions of Article 6 of the Original Lease, including without limitation, Landlord’s approval of the plans and specifications therefor. Landlord shall facilitate access to the fourth (4th) floor of the Building to the extent reasonably required in connection with the Additional Restroom Alterations. Notwithstanding anything herein to the contrary, $158,000.00 of the Additional Restroom Allowance shall be allocated to the restroom Alterations on the north side of the 6th floor as follows: (i) up to $100,000.00 for cosmetic improvements made in conjunction with the initial build-out of the sixth (6th) floor and (ii) any unpaid balance in conjunction with future Alterations to such restrooms, provided Tenant exercises its options or otherwise leases (via sublease, assignment or direct lease) both Expansion Space A and B.

5.            Additional Tenant’s AC System Allowance. In addition to the Additional Premises Improvement Allowance, in consideration of Tenant’s agreement to perform Alterations to extend Tenant’s AC System to serve the Additional Premises and the Additional Basement Premises in compliance with all applicable Laws (collectively, the “Additional Tenant’s AC System Alterations”), Tenant shall, subject to the terms hereof, be entitled to an allowance in the amount of $628,480.00 (the “Additional Tenant’s AC System Allowance”), which shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.8 of the Original Lease, provided that all references therein to (i) “Tenant’s AC System Alterations” shall be deemed to refer to the “Additional Tenant’s AC System Alterations”, (ii) “Tenant’s AC System Allowance” shall be deemed to refer to the “Additional Tenant’s AC System Allowance”, and (iii) the “Commencement Date” shall be deemed to refer to the “Additional Premises Commencement Date”. The Additional Tenant’s AC System Alterations shall be subject to all of the terms and conditions of Article 6 of the Original Lease (as amended by this Agreement), including without limitation, Landlord’s approval of the plans and specifications therefor.

6.            Fixed Rent.

(a)           Tenant shall continue to pay the Fixed Rent and Operating Expense Payment applicable to the Original Premises pursuant to the terms and conditions of the Lease (as unamended by this Agreement).

(b)           In addition, (x) from and after the Additional Premises Rent Commencement Date, Tenant shall pay the Fixed Rent and Operating Expense Payment applicable to the Additional Premises at the rates set forth on Schedule B-1 annexed hereto, and (y) from and after the Additional Basement Premises Rent Commencement Date, Tenant shall pay the Fixed Rent and Operating Expense Payment applicable to the Additional Basement Premises at the rates set forth on Schedule B-2 annexed hereto.

(c)           For the avoidance of doubt, (x) Tenant shall not be required to pay Fixed Rent with respect to the Additional Premises during the period from the Additional Premises Commencement Date through and including the day immediately preceding the Additional Premises Rent Commencement Date, and (y) Tenant shall not be required to pay Fixed Rent with respect to the Additional Basement Premises during the period from the Additional Basement Premises Commencement Date through and including the day immediately preceding the Additional Basement Premises Rent Commencement Date.

7.            Escalation Rent.

(a)           Tenant shall continue to pay the Escalation Rent applicable to the Original Premises pursuant to the terms and conditions of Article 3 the Lease (as unamended by this Agreement).

(b)           In addition, (x) from and after the Additional Premises Commencement Date, Tenant shall pay Escalation Rent applicable to the Additional Premises in accordance with the terms and conditions of Article 3 of the Lease, provided, however, that as applicable to the Additional Premises, (i) the term “Base Tax Factor” shall mean the Taxes payable for the calendar year commencing on January 1, 2018 and ending on December 31, 2018, and (ii) the term “Tenant’s Share” shall mean 13.615% (it being agreed that 8.667% shall be applicable to the Fifth Floor Additional Premises and 4.948% shall be applicable to the Sixth Floor Additional Premises), and (y) from and after the Additional Basement Premises Commencement Date, Tenant shall pay Escalation Rent applicable to the Additional Basement Premises in accordance with the terms and conditions of Article 3 of the Lease, provided, however, that as applicable to the Additional Basement Premises, (i) the term “Base Tax Factor” shall mean the Taxes payable for the calendar year commencing on January 1, 2018 and ending on December 31, 2018, and (ii) the term “Tenant’s Share” shall mean 1.096%.

8.            Electric Current.

(a)            As of the Additional Premises Commencement Date and/or the Additional Basement Premises Commencement Date, as applicable, Landlord shall furnish the Basic Capacity to the Additional Premises and Additional Basement Premises, and in no event shall the electrical load in the Additional Premises or the Additional Basement Premises exceed the Basic Capacity. In addition to the Basic Capacity, Landlord shall furnish sufficient electricity to operate the Additional Exclusive Elevator (it being agreed that Landlord shall furnish and install, at Landlord’s expense, submeters to measure the demand and consumption of electricity in the Additional Premises, the Additional Basement Premises and by the Additional Exclusive Elevator). Such electricity shall be provided upon and subject to the terms and conditions set forth in Article 4 of the Original Lease, except that with respect to the Additional Premises, the Additional Basement Premises and the Additional Exclusive Elevator only, the reference in Section 4.2(A) of the Original Lease to “one hundred eight percent (108%)” shall be deemed to refer to “one hundred four percent (104%)”.

(b)           Landlord shall provide a 200 amp, 208 volt dedicated feed and cause the same to serve the Additional Basement Premises, at Landlord’s cost and expense.

9.            Security Deposit. Throughout the Term, Landlord shall continue to hold the Security Deposit in accordance with the terms and conditions of Article 35 of the Lease. Landlord and Tenant acknowledge and agree that Tenant shall not be required to increase the Security Deposit in conjunction with its leasing of the Additional Premises and the Additional Basement Premises. However, the first sentence of Section 35.6 of the Original Lease is hereby deleted in its entirety and replaced with the following text: “Provided that no Event of Default shall have occurred and be continuing, the Security Deposit shall be reduced to (i) the amount of $4,755,220 from and after the last day of the 43rd month following the Additional Premises Commencement Date, and (ii) $2,853,132 from and after the last day of the 79th month following the Additional Premises Commencement Date.”

10.          Brokers. Each of Landlord and Tenant represents and warrants that it has had no dealings or communications with any broker or agent in connection with this Agreement, other than CBRE, Inc. (the “Broker”). Landlord and Tenant covenant and agree to pay, hold harmless and indemnify the other party from and against any and all claims or other liability for any compensation, commissions or charges claimed by any broker or agent (other than the Broker with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Agreement and for any and all costs incurred by the indemnitee in connection with such claims, including without limitation, attorneys’ fees and disbursements. Landlord shall pay the Broker its commission pursuant to one or more separate agreements. The provisions of this Section 10 shall survive the expiration or sooner termination of this Agreement.

11.          Notices. Section 27.1(A) of the Original Lease is hereby amended such that, from and after the date of this Agreement, Landlord’s and Tenant’s address(es) for notices shall be as follows:

Trinity Hudson Holdings, LLC

120 Broadway, 38th Floor

New York, New York 10271

Attention: General Counsel

and

Trinity Hudson Holdings, LLC

120 Broadway, 38th Floor

New York, New York 10271

Attention: CEO

with simultaneous copies to each of:

(i)    Hines Interests Limited Partnership

345 Hudson Street, 12th Floor

New York, New York 10014

Attention: Alexis Michael

and

(ii)   Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Kenneth W. Sold, Esq.

If to Tenant:

Squarespace, Inc.

225 Varick Street, 12th floor

New York, New York 10014

Attention: Legal Department

and with simultaneous copy to:

Squarespace, Inc.

225 Varick Street, 12th floor

New York, New York 10014

Attention: Facilities

and

Paul Hastings LLP

55 Second Street, 24th floor

Los Angeles, CA 94105

Attention: Stephen Berkman, Esq.

or at such other address(es) as either party may from time to time indicate to the other in writing.

12.          Expansion Options.

(a)            Provided that (i) the Lease (as amended by this Agreement) shall be in full force and effect; (ii) there shall not then be an existing Event of Default thereunder; and (iii) Tenant shall not have entered into third party subleases with respect to at least three (3) full floors of the Premises (including, without limitation, the Additional Premises) and the Sixth Floor Additional Premises (it being agreed that Tenant shall occupy any portion of the Original Premises in a vertically contiguous block, except that any portion of the Premises on the ground floor of the Building may be occupied on a non-contiguous basis), Tenant shall have the options (each, an “Expansion Option”, and collectively, the “Expansion Options”) to lease the Expansion Space (as hereinafter defined) in accordance with the provisions of this Section 12, provided that the same shall be anticipated to be available for lease by Tenant (the “Anticipated Expansion Date”) on or prior to June 30, 2018 (it being agreed that after such date, any remaining Expansion Space shall become Offer Space under the terms and conditions of the Lease (as amended by this Agreement)). The leasing of the Expansion Space shall be upon all of the terms and conditions contained in the Lease (as amended by this Agreement), except as otherwise expressly provided herein. For the purposes hereof, the term “Expansion Space” shall mean the balance of the rentable area of the sixth (6th) floor of the Building not then leased to Tenant, which the parties agree consists of (x) that portion of the sixth (6th) floor of the Building more particularly shown hatched on the floor plan annexed hereto as Schedule C- 1, which the parties conclusively agree, without representation or warranty, contains 6,347 rentable square feet (“Expansion Space A”), and (y) that portion of the sixth (6th) floor of the Building more particularly shown hatched on the floor plan annexed hereto as Schedule C-2, which the parties conclusively agree shall be deemed to contain 7,214 rentable square feet (“Expansion Space B”).

(b)           If any portion of the Expansion Space shall become available for lease with an Anticipated Expansion Date on or prior to June 30, 2018 due to an early termination or surrender of such premises by the existing tenant thereof, Landlord shall notify Tenant of such availability of such Expansion Space (an “Availability Notice”) at least sixty (60) days, and not more than three hundred sixty-five (365) days, prior to such Anticipated Expansion Date, in which case the Expansion Space shall be offered to Tenant upon the terms and conditions of this Section 12. In such event, Tenant may exercise the Expansion Option with respect to such Expansion Space by notice given to Landlord (an “Expansion Notice”) on or prior to the date that is ten (10) Business Days after Landlord has given the Availability Notice to Tenant. Time shall be of the essence with respect to Tenant’s giving of the Expansion Notice.

(c)            If Tenant shall timely exercise the Expansion Option(s) in the manner set forth above, then on each date (each, an “Expansion Space Commencement Date”) on which Landlord delivers possession of Expansion Space to Tenant, vacant, free of occupants and free and clear of any and all rights of any other tenants or occupants of the Building, with Landlord’s Additional Premises Work Substantially Complete therein, such Expansion Space automatically shall be deemed to be and shall be added to and form part of the Premises upon the terms and condition of the Lease (as amended by this Agreement), except that (i) Fixed Rent payable with respect to each Expansion Space added to the Premises pursuant to the terms of this Section 12 shall be payable at the rate applicable to the Additional Premises as of the applicable Expansion Space Commencement Date (subject to adjustment of such rate concurrently with the adjustment of the rate of Fixed Rent for the Additional Premises as set forth on Schedule B-1 and subject to annual operating escalation at the same rate as is applied to Fixed Rent for the Additional Premises in accordance with Schedule B-1); (ii) the number of days of Fixed Rent abatement applicable to each Expansion Space shall be prorated to reflect the number of months remaining in the Term from the applicable Expansion Space Commencement Date by multiplying 365 by a fraction, the numerator of which shall be the number of months between the applicable Expansion Space Commencement Date and the Fixed Expiration Date (rounded to the nearest half-month) and the denominator of which shall be the number of months between the Additional Premises Commencement Date and the Fixed Expiration Date (rounded to the nearest half- month); (iii) the amount of the Additional Premises Improvement Allowance applicable to each Expansion Space shall be prorated to reflect the number of months remaining in the Term from the applicable Expansion Space Commencement Date by (1) multiplying $75.00 by a fraction, the numerator of which shall be the number of months between the applicable Expansion Space Commencement Date and the Fixed Expiration Date (rounded to the nearest half-month) and the denominator of which shall be the number of months between the Additional Premises Commencement Date and the Fixed Expiration Date (rounded to the nearest half-month), (2) rounding such amount to the nearest penny, and (3) multiplying such amount by the number of rentable square feet in the applicable Expansion Space; (iv) Tenant’s Share applicable to the Additional Premises shall be increased to reflect Tenant’s lease of the applicable Expansion Space (i.e., by adding 1.739% with respect to Expansion Space A and adding 1.976% with respect to Expansion Space B); and (v) other than Landlord’s Additional Premises Work and the AP Post-Commencement Work, Landlord shall not be required to perform any Landlord’s work or any other work, or render any services to make the applicable Expansion Space ready for Tenant’s use or occupancy thereof; provided, that, Landlord shall not be required to perform that component of AP Post-Commencement Work set forth in Section 2(d)(i)(F) hereof respecting the Expansion Space, unless and until Tenant leases the entire rentable area on the 6th floor of the Building whether via exercise of one or more Expansion Options, leasing of Offer Space pursuant to Article 43 of the Original Lease or otherwise.

(d)           Promptly after the occurrence of any Expansion Space Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable Expansion Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant, which instrument shall memorialize the terms and conditions set forth in Section 12(c) hereof; provided that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the applicable Expansion Space in the Premises in accordance with the terms and conditions of this Section 12 (including, without limitation, Section 12(c)).

(e)           If Landlord is unable to deliver possession of any portion of the Expansion Space to Tenant for any reason on or before the applicable Anticipated Expansion Date, the applicable Expansion Space Commencement Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and the Lease shall not in any way be impaired. If an existing tenant of the Expansion Space holds over, Landlord shall use commercially reasonable efforts, which may include the commencement of an eviction action against such holdover tenant, if such action is determined by Landlord to be commercially reasonable in the circumstances, to obtain possession of the applicable Expansion Space. This Section 12(e) constitutes “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding anything to the contrary contained herein, in the event Landlord shall not have delivered the Expansion Space in accordance with this Section on or before the date that is 180 days after the Anticipated Expansion Date, Tenant shall have the right to rescind without penalty the exercise of the Expansion Notice.

(f)            If Tenant fails timely to give any Expansion Notice under this Section 12, then Tenant’s right to add the applicable Expansion Space to the Premises pursuant to this Section 12 shall be null and void and of no further force or effect and shall be deemed deleted from the Lease (as amended by this Agreement) (provided, however, that such Expansion Space shall remain Offer Space from and after July 1, 2018), and (i) Landlord may enter into one or more leases of such Expansion Space (or any portion thereof) with third parties on such terms and conditions as Landlord shall determine, (ii) Landlord shall have no further obligation to lease such Expansion Space to Tenant (except as may be applicable in accordance with Article 43 of the Original Lease (as amended by this Agreement)), and (iii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord confirming the deletion from the Lease of the Expansion Option with respect to such portion of the Expansion Space (provided that Tenant’s refusal to execute any such instrument shall not negate the deletion of such Expansion Option from the Lease).

(g)           The rights granted to Tenant in this Section 12 to add certain Expansion Space to the Premises shall be personal to the Tenant named in this Agreement (or its Permitted Transferee) and may not be exercised by any other Tenant.

(h)            If, at any time during the Term, whether or not pursuant to an option, Tenant shall lease the entire rentable area of the sixth (6th) floor (or any other floor) of the Building, then in such event, Tenant shall be obligated to maintain and repair the core restrooms and the elevator lobbies on each such floor of the Building on which Tenant leases the entire rentable area.

13.           Options to Renew.

(a)            Article 42 of the Original Lease is hereby deleted from the Lease in its entirety and replaced with the following text: “Intentionally omitted.” From and after the date of this Agreement, provided that at the time of the exercise of the Renewal Options (as hereinafter defined): (i) this Lease shall be in full force and effect; (ii) there shall not then be existing an Event of Default under this Lease; and (iii) Tenant (and/or its Permitted Transferee) shall not have subleased to a third party more than 5% of the rentable area of the Renewal Premises (as hereinafter defined), Tenant shall have two (2) options to extend the Term of this Lease (each, a “Renewal Option”, and collectively, the “Renewal Options”), each for a period of five (5) years (each, a “Renewal Term”), on the terms of the Lease, as amended by this Agreement (except as set forth below). Each Renewal Option shall be exercisable by written notice (each, a “Renewal Notice”) given to Landlord at least eighteen (18) months prior to the Fixed Expiration Date (or, with respect to the second Renewal Term, prior to the Expiration Date of the first Renewal Term), with time being of the essence with respect to the giving of each Renewal Notice. Notwithstanding the first sentence of this Section 13(a), Landlord, in its sole discretion, may waive any default by Tenant or occupancy requirement and no such default or occupancy requirement may be used by Tenant to negate the effectiveness of Tenant’s exercise of any Renewal Option. The “Renewal Premises” shall be comprised of either (x) the entire Premises then demised to Tenant; or (y) a portion of the Premises consisting of the Original Premises; or (z) a portion of the Premises consisting of the Original Premises together with one or more additional full floors of the Premises; provided, however, that if Tenant shall then lease less than the entire rentable area of any floor of the Building, Tenant may include such space in any Renewal Premises constituted in accordance with clause (z) so long as (1) such space is on the basement level of the Building or (2) such space shall be vertically contiguous to another portion of the Renewal Premises. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to create any non-existing non-contiguity through its composition of the Renewal Premises in accordance with clause (z) of the preceding sentence. If Tenant shall fail to indicate the Renewal Premises in any Renewal Notice (with time being of the essence), Tenant shall be deemed to have elected to exercise the applicable Renewal Option with respect to the entire Premises then demised to Tenant.

(b)            Each Renewal Term shall constitute an extension of the Term of the Lease and shall be upon all of the same terms and conditions as the then existing Term, except that, (i) during the second Renewal Term (if any), there shall be no further option to renew the Term of the Lease, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Renewal Premises for Tenant’s continued occupancy during any Renewal Term and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation for any Renewal Term, and (iii) the Fixed Rent for each Renewal Term shall be payable at a rate per annum equal to the Fair Rental Value of the Renewal Premises as of the first day of the applicable Renewal Term.

(c)            If Tenant shall timely give a Renewal Notice in accordance with Section 13(a), the parties shall endeavor to agree upon the Fair Rental Value of the Renewal Premises as of the commencement date of the applicable Renewal Term. In the event that the parties are unable to agree upon the Fair Rental Value for the applicable Renewal Premises for the applicable Renewal Term within six (6) months prior to the first day of such Renewal Term, then the same shall be determined as follows: Landlord and Tenant shall arrange to simultaneously exchange, in sealed envelopes, (i) Landlord’s determination of the Fair Rental Value of the Renewal Premises for the applicable Renewal Term (“Landlord’s Determination”) and (ii) Tenant’s determination of the Fair Rental Value of the Renewal Premises for the applicable Renewal Term (“Tenant’s Determination”).

(d)           If Landlord’s Determination and Tenant’s Determination are different, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the exchange of such determinations, then the dispute shall be resolved by arbitration as set forth in this Section 13(d). If the dispute shall not have been resolved on or before the first day of the applicable Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the applicable Renewal Term, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. Within thirty (30) days after the final determination of Fair Rental Value for the applicable Renewal Term, Landlord and Tenant shall reconcile any overpayment or underpayment of Fixed Rent previously paid by Tenant for the applicable Renewal Term. Any dispute as to Fair Rental Value shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (“AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years’ experience in the leasing of premises in the immediate vicinity of the Building, comparable in size, location and quality to the Renewal Premises. The Baseball Arbitrator shall determine which of the two (2) rent determinations, either Landlord’s Determination or Tenant’s Determination, more closely represents the Fair Rental Value for the applicable Renewal Term, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball Arbitrator may not select any other rental value for the Renewal Term other than Landlord’s Determination or Tenant’s Determination. The determination of the Baseball Arbitrator shall be final and binding upon Landlord and Tenant and shall serve as the basis for the Fixed Rent payable for the Renewal Term and Landlord and Tenant each consents to the entry of judgment in any court having jurisdiction based upon such determination. After a determination has been made of the Fair Rental Value, the parties shall execute and deliver an instrument setting forth the Fixed Rent for the applicable Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Section 13.

(e)            It is an express condition of each Renewal Option granted to Tenant pursuant to the terms of this Section 13 that time is of the essence with respect to Tenant’s exercise of each such option, and that failure to exercise any such option by the date set forth herein shall render such option null and void and of no further force or effect. In addition, Tenant shall not have any right to exercise the second Renewal Option unless Tenant shall have timely exercised the first Renewal Option.

(f)            Notwithstanding anything contained in this Section 13, the right to exercise the Renewal Options set forth herein shall be personal to the Tenant named in this Agreement and its Permitted Transferees.

14.           Additional Lease Modifications. From and after the date of this Agreement,

(a)            the reference to “$900,000” in Section 6.1(A)(x)(iii) of the Original Lease is hereby deleted therefrom in its entirety and replaced with “$1,300,000 in the aggregate, or $290,000 with respect to any one floor of the Premises”;

(b)            the reference to “One Million ($1,000,000) Dollars” in Section 6.1(B)(1) of the Original Lease is hereby deleted therefrom in its entirety and replaced with “Two Million ($2,000,000) Dollars”;

(c)            the parenthetical at the end of the penultimate sentence in Section 6.1(B)(1) of the Original Lease is hereby revised to read as follows: “(except that such security shall not be required with respect to the Initial Alterations, the Additional Premises Initial Improvements and any initial Alterations to Expansion Space and/or Offer Space)”;

(d)            in the first sentence of Section 6.2 of the Original Lease, the words “or the Additional Premises Initial Improvements” are hereby added immediately after the words “Initial Alterations”;

(e)            Section 12.4 of the Lease is hereby revised as follows:

(i)            the second parenthetical in the first grammatical sentence of Section 12.4(A) is hereby deleted in its entirety and replaced with the following text: “(including broad form property damage coverages and including contractual liability coverage)”;

(ii)            the first sentence of Section 12.4(B)(i) is hereby deleted from the Lease in its entirety and replaced with the following text: “ ‘Special Form’ insurance, with commercially reasonable deductibles, protecting and indemnifying Tenant against damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy, and Tenant’s Property.”;

(iii)            the phrase “with broad form all-states endorsement” in Section 12.4(B)(ii) is hereby deleted from the Lease in its entirety;

(iv)            Section 12.4(B)(iii), is hereby deleted in its entirety; and replaced with the following text: “Business interruption insurance (including “Extra Expense”) fully compensating for the amount of Fixed Rent, additional rent and other charges owed to Landlord by Tenant for a period of not less than six (6) months.”; and

(v)            the penultimate grammatical sentence of Section 12.4(C) is hereby deleted in its entirety from the Lease and replaced with the following text: “Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord certificates of insurance evidencing compliance with the provisions herein and shall thereafter furnish to Landlord, prior to the expiration of any such policies and any renewal thereof, a new or renewal certificate of insurance evidencing compliance with the provisions herein.”

(f)            the following provisions are hereby added to the Lease as Section 15.8:

“(A)        Notwithstanding anything to the contrary contained herein, in no event shall Tenant enter into any assignment, sublease or transfer for the possession, use, occupancy or utilization (collectively for the purposes of this Section 15.8(A), “use”) of all or any portion of the Premises which either (i) provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and Tenant agrees that all assignments, subleases or transfers of any part of the Premises shall provide that the person having an interest in the use of the Premises shall not enter into any lease or sublease which provides for a rental or other payment for such use based in whole or in part on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts of sales), or (ii) could cause any portion of the amounts payable to Landlord hereunder to not constitute “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder (the “Regulations”). If Landlord concludes, based on the information set forth in the Sublease or Assignment Statement provided pursuant to Section 15.4(B) or other information available to Landlord, that any proposed assignment, sublease or other transfer could cause any portion of the amounts payable to Landlord hereunder to not constitute “rents from real property” within the meaning of Section 856(d) of the Code or the Regulations, Landlord shall so notify Tenant promptly after Landlord makes that determination, but in any event not less than thirty (30) days prior to the effective date of the proposed assignment, sublease or other transfer stated in the notice or notices from Tenant, and Tenant shall not proceed with the proposed assignment, sublease or other transfer, whether or not the consent of Landlord to the proposed assignment, sublease or other transfer is required pursuant to the terms of Section 15.1 unless such transaction is modified accordingly. Notwithstanding anything to the contrary contained herein, any assignment, sublease or other transfer entered into by Tenant shall be specifically conditioned on compliance, and shall comply, with the provisions of this Section 15.8.

(B)            Landlord and Tenant agree that all Rentals payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of Section 856(d) of the Code and the Regulations. In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rental shall not qualify as “rents from real property” for the purposes of Section 856(d) of the Code and the Regulations, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all payments as “rents from real property,” (ii) to permit an assignment of this Lease to a taxable REIT subsidiary and (iii) to allow Landlord to assign any and all obligations that Landlord has under this Lease to a third party independent contractor, within the meaning of Section 856(d)(3); provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent rental payments (in economic terms) payable prior to such adjustment and the same shall not materially and adversely affect Tenant’s rights and obligations under this Lease.”

(g)            supplementing and modifying Section 16.3 of the Original Lease, Landlord hereby covenants and agrees with Tenant that (i) throughout the term of the Lease, the Building lobby shall remain on Varick Street and the Building shall not use a Clarkson Street address for its office premises; and (ii) Landlord shall not install a roof deck on the Building as an amenity for the common use of the tenants; provided that Landlord shall have the right to do so if (w) Landlord shall have at least one (1) full floor in the Building available to lease at any time on or after the third (3rd) anniversary of the Additional Premises Commencement Date, (x) Tenant has not leased such floor pursuant to a right in the Lease or otherwise, (y) such roof deck shall not materially interfere with the usage of Tenant’s existing roof deck and access thereto, and (z) such Landlord roof deck shall use no portion of Tenant’s existing roof deck other than access to the Building fire stair as shown on the area hatched on Exhibit L (“Landlord’s Roof Deck Fire Stair Access”) and Landlord shall, at its sole cost and expense, provide appropriate code compliant security to separate such hatched area from Tenant’s existing roof deck with plans and security systems (e.g., gates, card readers, etc.), all of which shall be subject to the approval of Tenant (which shall not be unreasonably withheld, conditioned or delayed);

(h)            the last sentence of Section 28.1(B) of the Original Lease shall be inapplicable to the Additional Premises and the Additional Basement Premises. However, in lieu of so-called free freight elevator usage for Tenant’s initial move into the Additional Premises and the Additional Basement Premises, Landlord shall grant Tenant a credit in the amount of $20,400.00 against the installment(s) of Fixed Rent due on the Additional Premises Rent Commencement Date;

(i)             the first two (2) sentences of Section 28.1(C) of the Original Lease are hereby deleted in their entirety and replaced with the following text: “Furnish sufficient steam heat to the 10th – 12th floors, the Additional Premises and the Additional Basement Premises for the comfortable occupancy of such portions of the Premises through perimeter radiators. The Building’s heating system will be so operated by Landlord during the cold season on Business Days from 8:00 a.m. through and including 8:00 p.m. (‘Heating Hours’), and, upon the request of Tenant pursuant to Section 28.2, during Overtime Periods (it being agreed that for such purpose, Overtime Periods shall mean at times other than during Heating Hours) at Landlord’s customary charge therefor (which Landlord represents is currently $175 per hour, subject to increase, if at all, based only upon actual increases in rates charged by the utility supplying steam to the Building), which amounts shall be payable to Landlord as Additional Rent within thirty (30) days after written notice thereof.”;

(j)            supplementing and modifying Section 28.1(F)(i) of the Original Lease, upon the expiration of Landlord’s cleaning contract for the Building, Landlord shall include Tenant’s above-standard cleaning specifications as an “add alternate” with breakout pricing in its bid for the Building’s next cleaning contract, provided, however, that Tenant shall pay that portion of the cost of such cleaning contract attributable to such above-standard cleaning specifications;

(k)            supplementing and modifying Article 31 of the Original Lease, Tenant shall have the right to maintain identifying signage on the exterior of the Building in the location of the Storefront as set forth on Schedule N of the Original Lease, subject to Landlord’s reasonable approval of the size, materials, quality, design, color, lettering and method of installation of such signage (which approval Landlord shall not unreasonably withhold, condition or delay), and provided further that the same shall (x) comply with applicable Laws, the Building’s Rules and Regulations and the Building Rules and Regulations for Construction Work and (y) constitute Specialty Alterations which Tenant must remove upon the expiration or earlier termination of the Lease (as amended by this Agreement);

(l)            supplementing and modifying Section 28.7 of the Original Lease, Landlord shall provide Tenant, at no cost to Tenant, non-exclusive access to a shaftway in the Building from the Building’s point of entry to the Additional Premises and the Additional Basement Premises (and to any Expansion Space and Offer Space, if applicable) for Tenant to install, at its sole cost and expense, conduits for the installation, removal, replacement, repair, maintenance and operation therein, of Tenant’s telecommunications lines and cables. Tenant shall also have the right, to extend its existing condenser water supply and return and domestic water risers in order to provide for a five inch (5”) condenser water supply and five inch (5”) condenser water return riser and associated supports and a three inch (3”) hot water supply and three inch (3”) hot water return piping and associated supports, in each case to serve the Additional Premises, the Additional Basement Premises and any Expansion Space and Offer Space, if applicable. Such conduits, risers, piping and other installations shall be Alterations governed by the provisions of Article 6 of the Original Lease (as amended by this Agreement);

(m)            supplementing and modifying Section 41.1(B) of the Original Lease, Landlord and Tenant agree that Tenant shall remove all material finishes from the Terrace upon the expiration or earlier termination of the Lease, except that all structural steel installed in connection therewith shall remain in place, and the Terrace shall be delivered to Landlord in good, watertight condition, in compliance with all applicable Laws;

(n)            intentionally omitted;

(o)            the definition of Offer Space set forth in Section 43.1(B) of the Original Lease is hereby deleted in its entirety and replaced with the following text: ‘‘‘Offer Space’ means any space on the fourth (4th), eighth (8th) or ninth (9th) floors of the Building, provided that from and after July 1, 2018, Offer Space shall also include any space not leased to Tenant on the sixth (6th) floor of the Building; provided further, however, that if more than one Offer Space shall become Available at the same time, Tenant shall first be required to lease any full floor of the Offer Space that is contiguous (horizontally or vertically) with the then existing Premises before leasing any non-contiguous Offer Space.”;

(p)            the rights granted to Tenant in Article 43 of the Original Lease (as amended by this Agreement) shall be personal to the Tenant named in this Agreement and any of Permitted Transferee, and may not be exercised by any other party;

(q)            Landlord hereby approves (i) Tenant’s additional installations on the roof of the Building set forth on Schedule J annexed hereto, and (ii) the location of Tenant’s fresh air duct in the 6th floor common corridor as set forth on Schedule K annexed hereto, in each case, subject to the terms and conditions of Article 6 of the Lease;

(r)            supplementing and modifying the Rules and Regulations for the Building, subject to the terms and conditions set forth in this Section, Landlord hereby permits Tenant to bring to the Building fully domesticated, fully vaccinated, trained dogs weighing no more than 50 pounds (hereinafter referred to individually as a “Permitted Dog”, and collectively as the “Permitted Dogs”), which are owned by Tenant’s employees as pets (as opposed to guide or service dogs as defined in applicable Laws), and to keep such Permitted Dogs in the Premises during those times in which such employees are present in the Premises. At no time shall there be more than ten (10) Permitted Dogs on any full floor of the Premises at any one time, and a pro rata portion of such ten (10) Permitted Dogs on any partial floor of the Premises. The Permitted Dogs, accompanied by their owners, shall be transported to and from the Premises only through Tenant’s Clarkson Street lobby using the Exclusive Elevators (including the Additional Exclusive Elevator). Tenant shall be responsible for monitoring compliance with the provisions of this Section. Permitted Dogs shall not be left unattended in the Premises or any part of the Building at any time. In all portions of the Building other than the Premises (specifically including, without limitation, all common areas), Permitted Dogs shall, at all times, remain on a leash and be controlled by Tenant’s employees, and shall not be permitted to walk or otherwise roam through the Building, except for entry and egress to the Premises. Tenant shall be responsible for any damage and/or costs incurred by Landlord as a result of Permitted Dogs’ presence in any portion of the Building. Without limiting the generality of the foregoing, Tenant shall promptly repair any damage caused by Permitted Dogs to the Building or the Premises, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all losses, damages, claims, actions, causes of action, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with the rights granted to Tenant under this Section. Tenant’s rights under this Section are subject to, and Tenant shall comply with, all applicable Laws associated with or governing the presence of dogs at or within the Building. The rights granted herein with respect to Permitted Dogs shall not apply or be transferable to any other animal, and in the event Tenant wishes to bring an animal or dog other than Permitted Dogs into the Building, Tenant shall submit a written request to Landlord for its approval, which approval may be withheld in Landlord’s sole and absolute discretion. Further, Tenant agrees not to knowingly bring any Permitted Dog to the Building in the event such Permitted Dog becomes ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases shall include, without limitation, rabies, leptospirosis, flea infestation and Lyme disease). Landlord shall have the right to preclude access to the Building of any Permitted Dog if such Permitted Dog is, in Landlord’s reasonable judgment after consultation with Tenant, found to violate the prior sentence or to be a substantial nuisance to the Building (for purposes hereof, the causes for which Permitted Dogs may be found to be a “substantial nuisance” include but are not limited to (i) repeated or excessively loud barking by such Permitted Dog, (ii) such Permitted Dog biting any occupant or invitee of the Building, (iii) failure to clean up any defecation or urination by such Permitted Dog immediately upon verbal or other notice from Landlord, (iv) such Permitted Dog otherwise damaging or destroying the Building or the Premises (or any property therein) or (v) the Permitted Dog fighting or otherwise creating a disturbance with other Permitted Dogs. Notwithstanding anything to the contrary contained in the Lease (including Landlord’s right to make changes to the Rules and Regulations for the Building), Landlord may not amend or modify the conditions and/or restrictions set forth in this Section relating to Tenant’s rights to bring Permitted Dogs in the Building in accordance with this Section;

(s)            Section 15.3(b)(i) of the Original Lease is hereby deleted in its entirety and replaced with the following text: “a change in ownership of Tenant as a result of a merger, consolidation or reorganization, or the sale of all or substantially all of Tenant’s assets or all or substantially all of the stock and/or other equity ownership interests in Tenant (provided such merger, consolidation, reorganization or transfer of assets or equity ownership interests is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such transaction);” and

(t)            the first “bullet point” in Section 4.0 of Article II of Schedule B of the Original Lease is hereby deleted in its entirety and replaced with the following text: “Trinity Real Estate facilities encourages the use of union trades and requires that work be performed in accordance with Article 6 of the annexed Lease.”

15.           Certification; Ratification. As of the date hereof, Tenant certifies to Landlord that to the best of Tenant’s knowledge, (i) Landlord is not in default under the terms or conditions of the Lease and Tenant is not entitled to any credits or offsets against the rent due thereunder; and (ii) no event has occurred which would constitute a default under the Lease, either upon service of notice or the passage of time. Except as and to the extent modified by this Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

16.           Signatures. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant.

17.           No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

18.           Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

*          *          *

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

LANDLORD:

TRINITY HUDSON HOLDINGS, LLC

By:	/s/ Susan MacEachron
Susan MacEachron
Chief Financial Officer

By:	/s/ John Franqui
John Franqui
COO

TENANT:

SQUARESPACE, INC.

By:	/s/ Nicole Anasenes
	Name:	Nicole Anasenes
	Title:	CFO

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